Exhibit 99.1

Bionano Genomics to Acquire BioDiscovery, Furthering Bionano’s Vision of Creating the Most Comprehensive Variant Analysis Platform in Genomics

•	Designed to accelerate the adoption of optical genome mapping (OGM) with the integration of BioDiscovery’s NxClinical software solution for variant analysis

•	Adds a world-class team, software and bioinformatics capabilities to address a broad range of applications in cancer and genetic diseases

•
Brings potential for significant new growth opportunities in life science research and the clinical setting upon launch of an advanced NxClinical solution that integrates OGM, next-generation sequencing (NGS) and microarray technologies

•	Bionano to host a conference call and webcast today, Tuesday, October 12, at 8:30 a.m. ET

SAN DIEGO, October 12, 2021 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (BNGO) today announced that it has entered into a definitive agreement to acquire BioDiscovery, Inc., a leading software company with best-in-class solutions for analysis, interpretation and reporting of genomics data.  The transaction is expected to accelerate and broaden Bionano’s market leadership in digital cytogenetics and comprehensive genome analysis.  As a result of the transaction, Soheil Shams, PhD, Founder and Chief Executive Officer of BioDiscovery, will join Bionano’s leadership team as Chief Informatics Officer.

“Over the last twenty years, BioDiscovery’s talented team has developed best-in-class software solutions to enable broader adoption of genomics technologies.  NxClinical is one of the most promising tools that integrates NGS and microarray data across the genome in one consolidated view, and we are thrilled to welcome Soheil and his team to Bionano as we work to transform the way the world sees the genome,” said Erik Holmlin, PhD, Chief Executive Officer of Bionano Genomics. “This acquisition accelerates our efforts to make OGM ubiquitous by enabling us to simplify the assessment of clinically-relevant variants in cytogenomics applications, potentially reducing interpretation time per sample and expanding our reach into the discovery and translational research markets where the combination of NGS and OGM can reveal more answers in genetic disease and cancer research.”

Dr. Shams added, “I believe Bionano Genomics is a natural fit for BioDiscovery, with a shared passion for delivering an exceptional customer experience and revealing all answers across the genome. Bionano’s Saphyr system, which delivers OGM data today, enables Bionano to offer the most comprehensive genome analysis by combining NGS with OGM data in one integrated workflow so all variants across the genome, from single base to full chromosomes, can be assessed for better insights towards elevating human health.”

Strategic Benefits of the Transaction

•	Enhances Bionano’s Position in Variant Analysis and Genomics

o
BioDiscovery’s NxClinical software is an industry leading platform-agnostic solution that integrates NGS and microarray data to provide data analysis, visualization, interpretation and reporting of copy number variants (CNVs) and single-nucleotide variants (SNVs) across the genome in one consolidated view

o
Bionano and the BioDiscovery teams will work to develop a version of NxClinical that incorporates OGM data alongside existing data types of NGS and microarrays. Future plans include adding capabilities for RNA expression profiling, epigenetics with methylation, and possibly one day proteomics

•	Accelerates adoption of OGM by simplifying the data analysis workflow

o
Adding OGM data to BioDiscovery’s NxClinical streamlines the process of visualizing, interpreting and reporting structural variant calls, potentially transforming a process that can take hours into one that requires less than 20 minutes

o	Labs that already use BioDiscovery’s NxClinical could find it substantially easier to adopt OGM into their existing data analysis pipeline, addressing a key barrier to adoption

BioDiscovery specializes in delivering superior data analysis, visualization, interpretation and reporting solutions with an emphasis on structural variation. BioDiscovery has been delivering platform-agnostic data interpretation solutions tailored for cytogenomics and molecular pathology labs in genetic disease and cancer research markets globally for over 20 years.

Transaction Details
Bionano’s transaction consideration will be up to $100 million, consisting of a combination of cash and equity. A portion of the equity is subject to vesting based on continued service of key employees and a portion of the cash is contingent on achieving full integration of OGM data into BioDiscovery’s software platform. The acquisition is expected to close before October 22, 2021.

Conference Call and Webcast
The Company will host a conference call and live webcast today, Tuesday, October 12, 2021 at 8:30 a.m. ET to discuss this announcement. To participate in the conference call, please dial one of the following numbers 15 minutes before the scheduled start time: United States: (855) 940-5312 international: (929) 517-0416
Conference ID: 5945674
Webcast: https://edge.media-server.com/mmc/p/hac9d53x

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr® system to scientists and clinicians conducting genetic research and patient testing; it also provides diagnostic testing for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities through its Lineagen business. Bionano’s Saphyr system is a research use only platform for ultra-sensitive and ultra-specific structural variation detection that enables scientists and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools. Bionano offers genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. Lineagen has been providing genetic testing services to families and their healthcare providers for more than nine years and has performed more than 65,000 tests for those with neurodevelopmental concerns. For more information, visit www.bionanogenomics.com or www.lineagen.com.

About BioDiscovery
BioDiscovery provides the most comprehensive and up-to-date solution for cytogenetics and molecular genetics in one solution for analysis and interpretation of genomic variants from microarray and NGS data. BioDiscovery has been an established leader in genomic bioinformatics for more than 20 years with a mission of improving patient care through effective use of genomic data. BioDiscovery offers an agnostic cross-platform data interpretation and clinical reporting software that integrates NGS and microarray data and provides visualization of CNVs, SNVs, and absence of heterozygosity (AOH) across the genome for a fully integrated analysis in one view.  For more information, visit www.biodiscovery.com

Forward-Looking Statements of Bionano Genomics
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the anticipated benefits of the acquisition of BioDiscovery; our growth and product development strategy, including increased adoption of OGM; the anticipated timing of the closing of the acquisition; expanded capabilities of software solutions developed by the combined companies; and market perception of our products. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; integration of BioDiscovery; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; the loss of key members of management and our commercial team; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com

Media Relations:
Michael Sullivan
Seismic
+1 (503) 799-7520
michael@teamseismic.com